UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2008

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (Zip Code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 4, 2008, Cal-Maine Foods, Inc. (the “Company”) received an antitrust civil investigative demand from the Attorney General of the State of Florida. The demand seeks production of documents and responses to interrogatories relating to an investigation into the production and sale of eggs and egg products. The Company expects to respond to the demand in a timely manner.

The Attorney General’s demand follows service of process on the Company, on October 15, 2008, of a lawsuit filed in the U.S. District Court for the Eastern District of Pennsylvania by T.K. Ribbing’s Family Restaurant of Falconer, New York, alleging a conspiracy to artificially raise the price of eggs and egg products. The Ribbing’s suit was reported in the Company’s Form 8-K dated October 20, 2008. The Company has been named as a defendant in twelve other cases similar to the Ribbing’s suit, but to date has actually been served with process in three of such cases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: November 10, 2008	By:	/s/ Fred R. Adams Jr.
Fred R. Adams, Jr.
Chairman of the Board and Chief Executive Officer